EXHIBIT NO. 10.2

                 LEASE FOR A DISTRIBUTION CENTER AND CORPORATE
                    HEADQUARTERS FACILITY BETWEEN THE COMPANY
               AND HARTZ MOUNTAIN ASSOCIATES, DATED JUNE 30, 1998

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                                  EXHIBIT INDEX

TABLE OF CONTENTS

ARTICLES                                                                   PAGE
--------                                                                   ----

1 - DEFINITIONS .............................................................. 1
2 - DEMISE AND TERM .......................................................... 5
3 - RENT ..................................................................... 5
4 - USE OF DEMISED PREMISES .................................................. 6
5 - PREPARATION OF DEMISED PREMISES .......................................... 6
6 - TAX AND OPERATING EXPENSE PAYMENTS ....................................... g
7 - DEVELOPMENT COMMON AREAS .................................................10
8 - SECURITY .................................................................10
9 - SUBORDINATION ............................................................11
10 - QUIET ENJOYMENT .........................................................13
11 - ASSIGNMENT, SUBLETTING AND MORTGAGING ...................................13
12 - COMPLIANCE WITH LAW'S ...................................................16
13 - INSURANCE AND INDEMNITY .................................................17
14 - RULES AND REGULATIONS ...................................................19
15 - ALTERATIONS AND SIGNS ...................................................19
16 - LANDLORD'S AND TENANT'S PROPERTY ........................................21
17 - REPAIRS AND MAINTENANCE .................................................22
18 - UTILITY CHARGES .........................................................23
19 - ACCESS. CHANGES AND NAME ................................................23
20 - MECHANICS' LIENS AND OTHER      LIENS ...................................24
21 - NON-LIABILITY AND      INDEMNIFICATION ..................................24
22 - DAMAGE OR DESTRUCTION ...................................................25
23 - EMINENT DOMAIN ..........................................................26
24 - SURRENDER ...............................................................27
25 - CONDITIONS OF LIMITATION ................................................28
26 - RE-ENTRY BY LANDLORD ....................................................28
27 - DAMAGES .................................................................29
28 - AFFIRMATIVE WAIVERS .....................................................31
29 - NO WAIVERS ..............................................................32
30 - CORING TENANT'S DEFAULTS ................................................32
31 - BROKER ..................................................................32
32 - NOTICES .................................................................33
33 - ESTOPPEL CERTIFICATES ...................................................33
34 - ARBITRATION .............................................................33
35 - MEMORANDUM OF LEASE .....................................................33
36 - MISCELLANEOUS ...........................................................33

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                                     EXHIBIT

      Exhibit A - Description of Land

      Exhibit B - Site Plan

      Exhibit C - Work and Installation to be Performed and Furnished in Demised Premises

      Exhibit D - Rules and Regulations

      Exhibit E - Letter of Credit

      LEASE, dated June 30, 1998, between HARTZ MOUNTAIN ASSOCIATES, a New Jersey partnership, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 ("Landlord"), and THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation, having an office at One Dodge Drive, West Caldwell, NJ 07006 ("Tenant").

                             ARTICLE 1 - DEFINITIONS

      1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

      A. Advance Rent: $89,149.81

      B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

      C. Architect: Kenneth Carl Bonte, or as Landlord may designate.

      D. Broker: Resource Realty.

      E. Building: The building or buildings located on the Land and known as 915 Secaucus Road, Secaucus, New Jersey.

      F. Building Fraction: The fraction, the numerator of which is the Floor Space of the Building (approximately 203,771 square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development (approximately 10,337,983 square feet). If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased (but not


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decreased, except in the event of a reduction in size of the Development and concomitant exclusion of those Operating Expenses relating to those areas removed from the Development) to reflect such change.

      G. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays.

      H. Business Hours: Generally customary daytime business hours, but not before 9:00 A.M. or after 6:00 P.M.

      I. Calendar Year: Any twelve-month period commencing on a January 1.

      J. Commencement Date: The date on which actual possession of the Demised Premises shall have been delivered to Tenant by notice to Tenant. [See Article 5]

      K. Demised Premises: The Building and the Land located at 915 Secaucus Road, Secaucus, New Jersey, New Jersey as more particularly depicted on the site plan(s) attached hereto as Exhibit B, outlined in red, containing approximately 203,771 square feet of Floor Space.

      K1. Development: All land and improvements owned by Landlord or its parents, subsidiaries, or affiliates, now existing or hereafter constructed, located south of Route 3, east of the Hackensack River, west of County Avenue and north of Castle Road.

      L. Development Common Areas: The roads and bridges that from time to time service and provide access to the Development for the common use of the tenants, invitees, occupants of the Development, that are maintained by Landlord or its related entities.

      N. Expiration Date: January 31, 2004. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

      O. Fixed Rent: Commencing on the Commencement Date through the date which is the day before the second anniversary of the Commencement Date, an amount at the annual rate of Five and 25/100 Dollars ($5.25) multiplied by the number of square feet of Floor Space; and from the second anniversary of the Commencement Date through the Expiration Date, an amount at the annual rate of Five and 50/100 Dollars ($5.50) multiplied by the number of square feet of Floor Space of the Demised Premises.

      O1. Fixed Rent Commencement Date: January 1, 1999.

      P. Floor Space: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls. Any reference to Floor Space of a building shall mean the floor area of all levels or stories of such building, excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or


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repetitive basis, and any mechanical room, enclosed or interior truck dock, and areas used by Landlord for storage, for housing meters and/or other equipment or for other purposes. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

      Q. Guarantor: None.

      R. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

      S. Land: The land described on Exhibit A, upon which the Building is located.

      T. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

      U. Legal Requirements: Laws and ordinances of all federal, state, county, and municipal governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

      V. Mortgage: A mortgage and/or a deed of trust.

      W. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

      X. Operating Expenses: The sum of the following: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; (b) the Real Estate Taxes, if any, attributable to the Development Common Areas. The "Operating Expenses" shall, include, without limitation, the cost for rent, casualty, liability, boiler and fidelity insurance. All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. The parties hereto acknowledge that Tenant shall be operating the Building and shall be incurring directly all Operating Expenses and paying the same directly to the applicable service provider and that it is not intended that, in the ordinary course, Landlord will incur or invoice Tenant for Operating Expenses hereunder, except for Operating Expenses relating to the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas the Real Estate Taxes, if any, attributable to the Development Common Areas, and as otherwise expressly provided or permitted under this Lease.

      Y. Permitted Uses: The Demised Premises shall be used solely for warehousing of Tenant's non-hazardous goods and office use (as corporate headquarters for Tenant) and, subject further to and in accordance with Legal Requirements, for periodic warehouse sales.

      Z. Person: A natural person or persons, a partnership, a corporation, or any other form of


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business or legal association or entity.

      AA. [Intentionally Omitted].

      BB. Real Estate Taxes: The real estate taxes, assessments, special assessments, sewer rents, water charges, and all other similar charges and impositions imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. Except as otherwise provided in the second sentence of this Section 1.01BB, Real Estate Taxes shall not include the following: (i) gross receipts, excess profits, revenue, payroll, and stamp taxes; or (ii) inheritance, gift, estate, succession, sales, transfer, corporate, franchise, excise, capital levies, capital stock and personal property.

      CC. Rent: The Fixed Rent and the Additional Charges.

      DD. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

      EE. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant shall deliver to Landlord, upon execution hereof, a clean irrevocable letter of credit in the amount of $535,000 as security hereunder as of the date hereof, in accordance with the provisions of Article 8 of this Lease.

      FF. Successor Landlord: As defined in Section 9.03.

      GG. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

      HH. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

      II. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

      JJ. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

      KK. Tenant's Property: As defined in Section 16.02.

      LL. Tenant's Work: The facilities, materials and work which may be undertaken by or


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for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy in accordance with the provisions of Exhibit C.

      MM. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

      NN. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

                           ARTICLE 2 - DEMISE AND TERM

      2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by Landlord in, under, over, across and upon the Land for access, sewer, water, electric, gas and other utility lines and services now or hereafter installed; provided, however, Landlord represents covenants and warrants to Tenant that the Demises Premises may be used and occupied for the purposes set forth herein; and that the foregoing shall in no manner interfere with Tenant's use and quiet enjoyment of the Demised Premises. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord setting forth the Commencement Date.

                                ARTICLE 3 - RENT

      3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term commencing on the Fixed Rent Commencement Date (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease).

      3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when


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required under this Lease.

      3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

      3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

      3.05. In the event that any installment of Rent due hereunder shall be overdue for five (5) days or more, a "Late Charge" equal to four percent (4%) or the maximum rate permitted by law, whichever is less ("Late Payment Rate") for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue (so that, for example, in the case of a payment of Fixed Rent which has not been paid within the applicable grace period, the Late Charge shall be deemed imposed as of the first day of the month to which such payment relates). In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $25.00. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder. Notwithstanding any of the foregoing to the contrary, as to the original named Tenant and any Permitted Assignee(s), the Late Charge shall be waived once per calendar year provided payment is received by Landlord within ten (10) days of its due date.

      3.06 Except as otherwise expressly set forth in this Lease, it is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein.

                       ARTICLE 4 - USE OF DEMISED PREMISES

      4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

      4.02. If any governmental license or permit, including a certificate of occupancy or certificate of continued occupancy (a "Certificate of Occupancy"), shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised


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Premises, in any manner which (a) violates the Certificate of Occupancy for the
Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building; (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems.

                   ARTICLE 5 - PREPARATION OF DEMISED PREMISES

      5.01.(a) The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner described in, and subject to the provisions of, Exhibit
C. Tenant shall occupy the Demised Premises promptly after possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Except as expressly provided to the contrary in this Lease, and subject to Landlord's obligation to perform Landlord's Work, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises "as is" on the date hereof, subject to reasonable wear and tear and the rights of the present occupant(s) of the Demised Premises to remove its or their trade fixtures and other property from the Demised Premises.

            (b)(i) Tenant shall, except for Landlord's Work, be responsible for all construction and work to prepare the Demised Premises for Tenant's occupancy at Tenant's cost and expense. Such construction by Tenant shall be in accordance with Section 36.09 of this Lease. Prior to performing any work in the Demised Premises, Tenant shall, within sixty (60) days of the date thereof submit to Landlord for approval final plans and specifications for all construction work in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules ("Plans and Specifications"). Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications. Landlord shall notify Tenant of Landlord's approval or disapproval of such Plans and Specifications within fifteen (15) days after receipt thereof. If Landlord disapproves, Landlord shall specify the reasons for disapproval and Tenant shall, within fifteen (15) days of receipt of notice of Landlord's disapproval, resubmit revised Plans and Specifications that correct such items. Notwithstanding anything contained to the contrary herein, if Landlord has not responded to Tenant's submission of Plans and Specifications within twenty (20) Business Days after receipt thereof, Tenant's Plans and Specifications so submitted shall be deemed approved.

            (ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant's Work and shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant's Work, prior to commencing any work in the Demised Premises. Tenant shall obtain a permanent certificate of occupancy of the Demised Premises for the Permitted Uses. The construction of the Demised Premises shall be performed in a first class workmanlike manner. At all times when construction of the Demised Premises is in progress and prior to the Commencement Date, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.01.

            (iii) Tenant shall be solely responsible for the structural integrity of the


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improvements made by Tenant and for the adequacy or sufficiency of the Plans and
Specifications and all the improvements depicted thereon or covered thereby, and Landlord's consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant's responsibility therefor or reduce or mitigate Tenant's liability in connection therewith. Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant. Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion. Subject to the requirements of this subparagraph, Landlord agrees that Tenant may install additional windows and skylights; provided, however, that the installation of any skylights must be installed in coordination with the installation of the new built-up roof constituting a portion of Landlord's Work and accordance with and subject to any roof warranty obtained or to be obtained in connection therewith, which may require inspection, supervision or actual installation by the company which installed the roof of the Building. Tenant shall furnish Landlord with as-built drawings upon completion of the installation.

      (c) Landlord agrees to complete the demolition of the non-structural warehouse mezzanine and offices (the Initial Landlord's Work) on or before October 1, 1998 and to deliver possession of the Demised Premises by October 1, 1998. It is understood and agreed that the Term of the Lease shall commence at such time as Landlord delivers to Tenant the Demised Premises with the Initial Landlord's Work substantially completed, notwithstanding that the balance of Landlord's Work (Landlord's Work Balance) shall not then have been completed. Landlord shall substantially complete the balance of Landlord's Work by the Fixed Rent Commencement Date. All Rent obligations shall commence as of the Commencement Date, except Fixed Rent shall commence on the Fixed Rent Commencement Date. Landlord shall use its reasonable efforts to timely perform and complete such work in such a manner so as to minimize the interference with Tenant's use of the Demised Premises as contemplated by this Lease and not unreasonably interfere with Tenant's means of ingress or egress to and from the Demised Premises (provided however that nothing contained herein shall obligate Landlord to perform work other than on Business Days during Business Hours). The Initial Landlord's Work and Landlord's Work Balance, as the case may be, shall be deemed substantially completed when such work is completed, except for minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises.

      (d) Landlord shall make available to Tenant (or enforce for Tenant's benefit) all extant third party warranties and guaranties available in connection with Landlord's Work or the existing mechanical systems.

      (e) Tenant acknowledges and agrees that it shall be responsible for the issuance of any required continued or permanent occupancy certificate or certificate of occupancy.

      (f) Tenant acknowledges and agrees that Tenant shall be responsible, at its cost and expense, for Americans With Disabilities Act compliance required with respect to the Demised Premises during the Term, excepting only that certain work being performed by Landlord as part of Landlord's Work as more particularly described in item 8 on Exhibit C hereto.


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      5.02. If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any items specified by Tenant that require long lead time for delivery or installation, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s). Not later than thirty (30) days from the Commencement Date, with respect to the Initial Landlord's Work, and not later than sixty (60) days from the completion of the Landlord's Work Balance with respect to the Landlord's Work Balance, as the case may be, Tenant shall have the right to submit to Landlord a "punchlist" noting any incomplete or incorrect Landlord's Work in detail sufficient for Landlord to act thereon. Landlord shall use its reasonable efforts to timely perform and complete such punchlist items in such a manner so as to minimize the interference with Tenant's use of the Demised Premises as contemplated by this Lease and not unreasonably interfere with Tenant's means of ingress or egress to and from the Demised Premises (provided however that nothing contained herein shall obligate Landlord to perform work other than on Business Days during Business Hours).

      5.03. [Intentionally Omitted].

      5.04. [Intentionally Omitted].

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

      6.01. Tenant shall pay to Landlord, as hereinafter provided, the Real Estate Taxes. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord's estimation to pay any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing the same, and if the amount so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to future installments of Real Estate Taxes due hereunder. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for


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any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

      6.02. Tenant shall pay to Landlord the Operating Expenses within ten (10) days after Landlord submits to Tenant an invoice and back-up documentation for the Operating Expenses.

      6.03. Each such statement given by Landlord pursuant to Section 6.01 or
Section 6.02 shall be conclusive and binding upon Tenant unless within 60 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement, and if said overpayment exceeded ten (10%) of the amount billed on such Landlord's statement, then such payment shall be accompanied by interest on the amount of the overpayment at the Late Payment Rate.

                      ARTICLE 7 - DEVELOPMENT COMMON AREAS

      7.01. Landlord reserves the right, at any time and from time to time, to close all or any portions of the Development Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, (d) to protect or preserve natural persons or property, or (e) to cease the utilization of such premises as a Development Common Area. Landlord may do such other acts in and to the Development Common Areas as in its judgment may be desirable to improve or maintain same. Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Demised Premises or means of ingress or egress to and from the Demised Premises and/or the truck loading areas of the Demised Premises (provided however that nothing contained herein shall obligate Landlord to perform work other than on Business Days during Business Hours). Landlord shall endeavor to provide Tenant with reasonable prior notice of any such closing, which may be oral, except in the event of emergency.

      7.02. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only on the Demised Premises where and as permitted by Landlord. Landlord hereby confirms that there exists on the Land approximately one hundred (180) parking spaces in which Tenant, its subtenant(s) or licensee(s) and their respective officers, employees, contractors and agents shall be permitted to park their vehicles. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.

                              ARTICLE 8 - SECURITY

      8.01. (a) In the event Tenant deposits with Landlord any Security Deposit, the same shall be held as security for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults beyond any applicable notice and cure period, if any, in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the security or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      8.01. (b) In lieu of all or a portion of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable transferable Letter of Credit in the amount of the Security Deposit in form and substance satisfactory to Landlord and issued by a financial institution approved by Landlord. Landlord shall have the right, upon written notice to Tenant (except that for Tenant's non-payment of Rent or for Tenant's failure to comply with
Article 8.03, no such notice shall be required) and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by Section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days' thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee, provided such vendee or lessee is bound by all the terms and provisions of this Lease.

      8.02. The Letter of Credit shall expire not earlier than thirty (30) days' after the Expiration Date of this Lease. Upon Landlord's prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty
(60) days' advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

      8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty
(30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

      8.04. Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice and/or cure periods, if any, Landlord shall consent to a reduction of the Security Deposit in the amount of $285,000.00 on the second anniversary of the Commencement Date resulting in a total Security Deposit of $250,000.00. Provided Tenant is not in default of its obligations under this Lease, Landlord shall consent to a reduction of the Security Deposit in the amount of $75,000.00 on the fourth anniversary of the Commencement Date. In the event Landlord has accepted a Letter of Credit in lieu of cash security, such reduction shall be reflected by a reduction in the amount of the Letter of Credit, either by amendment of the Letter of Credit in form and substance reasonably satisfactory to Landlord or by furnishing of a replacement Letter of Credit in form and substance reasonably satisfactory to Landlord. In no event however shall any Letter of Credit contain a provision for its automatic reduction.

                            ARTICLE 9 - SUBORDINATION

      9.01. (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

            (b) Notwithstanding anything contained herein to the contrary, this Lease shall be contingent upon Landlord obtaining for Tenant a Non-Disturbance, Subordination, and Attornment Agreement with the holder of the first mortgage, Lincoln National Life Insurance Company (which is the only existing mortgage as of the date hereof) on the Demised Premises on such mortgagee's standard form (the "Initial SNDA") which Tenant shall promptly execute, acknowledge and deliver to evidence such subordination, non-disturbance and attornment. Landlord and Tenant shall cooperate in all respects with each other and such mortgagee in order to obtain the Initial SNDA in an expeditious manner, and shall provide any information reasonably required by such mortgagee. Landlord shall not be required to use anything other than reasonable efforts nor shall Landlord be required to institute any legal action or proceeding, in order to obtain said agreement. If Lincoln National Life Insurance fails to approve or expressly disapproves of this Lease or fails to agree or expressly refuses or declines to deliver or enter into such Initial SNDA, by the date which is forty-five (45) days from the date hereof, then, in such event, either Landlord or Tenant shall have the right to terminate this Lease upon written notice to the other given no later than the date which is fifty (50) days from the date hereof. In the event that this Lease is terminated in accordance with the foregoing, the Advance Rent and Security Deposit shall be promptly returned to Tenant, and the rights and obligations of each party hereunder and this Lease shall be deemed null and void and without force and effect. In the event Tenant fails to exercise its right to cancel this Lease in accordance with the foregoing, Tenant's right to cancel shall be deemed null and void. Landlord shall not be obligated to commence any Landlord's Work until the contingencies set forth in this Paragraph 9.01 have been fully satisfied or waived. This Lease shall be subordinate to future ground leases or mortgages only on the condition that Landlord shall obtain from any such future mortgagee and/or ground lessor a subordination, non-disturbance and attornment agreement with respect to this Lease on such mortgagee's standard form.

      9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

      9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment provided such Successor Landlord recognizes this Lease this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

      9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this

Lease.

                          ARTICLE 10 - QUIET ENJOYMENT

      10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

      11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

Landlord agrees not to unreasonably withhold its consent to the subletting of the Demised Premises or an assignment of this Lease. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (ii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development, whether owned or managed by Landlord or its affiliates and Landlord or its affiliates has space available within the Development; (iii) the financial condition of the proposed assignee or subtenant; (iv) the effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development; (v) the extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligations hereunder. In any event, at no time shall there be more than two (2) subtenants of the Demised Premises permitted.

      In the event the Demised Premises are sublet or this Lease is assigned (except pursuant to Section R6 hereof), Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord's reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be: (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, and (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

      11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant's assets are transferred or to any corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

      11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other then Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of any of the provisions of Section
11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

      11.04. Any permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent if permitted by
Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

      11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

      11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant or prospective tenant or occupant of the Building, or of a building in the Development owned or managed by Landlord or its affiliated entities and there is then available space within the Development.

      11.07. Without limiting any of the provisions of Article 25, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Article .

      11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the entire Demised Premises, or grant any concession or license or otherwise permit occupancy of all of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall reasonably require, and Landlord may, in addition to Landlord's right to give or withhold consent, terminate this Lease by notice given to Tenant within thirty (30) days after receipt of said proposed instrument and financial and other information, and upon the date specified in such notice, which date shall be not less than thirty
(30) days and not more than sixty (60) days after the giving of said notice, this Lease shall terminate. If Landlord does not so terminate this Lease, and (if Landlord consents to the subject transaction or if Landlord's consent is not required to same) if Tenant does not consummate the subject transaction within sixty (60) days after the last day on which Landlord might have so terminated this Lease as a result of such transaction, Tenant shall again be required to comply with the provisions of this Section 11.08. in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08. had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable (except in the event of a recapture) fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

                        ARTICLE 12 - COMPLIANCE WITH LAWS

      12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Landlord represents to Tenant that it has received no written notice of any violation of applicable Legal Requirements, and that to the best of Landlord's knowledge, exclusive of compliance matters addressed by Landlord's Work or Tenant's Work, the Demised Premises are presently in substantial compliance with all Legal Requirements.

      12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or
(ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

      12.03. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax appeal without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event any Real Estate Tax appeal is filed by Tenant (either with or without the consent of Landlord): (i) Tenant shall provide Landlord with written notice of Tenant's intention to file such tax appeal not less than thirty (30) days prior to the filing of same and Tenant shall provide Landlord with copies of all filings and all appraisal reports and discovery obtained in connection therewith, (ii) Landlord reserves the right, but not the obligation, to prosecute such appeal itself and in such event may require Tenant to withdraw any appeal filed by Tenant in the event Landlord files an appeal with respect to the subject matter of Tenant's appeal, or at Landlord's option, Landlord shall have the right at any time, but not the obligation, to prosecute such appeal itself, (iii) any such appeal shall be at Tenant's sole cost and expense and Tenant shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including experts' and attorneys' fees and expenses), resulting from or incurred in connection with such appeal, including but not limited to any increase in Real Estate Taxes resulting therefrom, and (iv) Tenant shall keep Landlord advised as to the status of such proceedings filed by Tenant. In the event that Landlord receives a refund or credit for Real Estate Taxes from any taxing authority for any period in respect to which Tenant paid such Real Estate Taxes, Landlord shall promptly notify Tenant thereof and, provided that Tenant shall not then be in default hereunder beyond any applicable notice and/or cure period, refund to Tenant, the net amount of such refund or credit, after deducting Landlord's costs incurred in securing such refund or credit. In the event Tenant obtains directly from any taxing authority any refund in connection with any such tax appeal, such refund, in whole, shall be immediately paid over to Landlord for distribution as provided in the preceding sentence.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

      13.01. During the Term Tenant shall maintain at its own cost and expense the following insurance: (a) comprehensive or commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having limits of not less than $5,000,000.00 combined single limit per occurrence for bodily injury or death to any one person and for bodily injury or death to any number of persons in any one occurrence, and for property damage, including water damage and sprinkler leakage legal liability (coverage to include but not be limited to (i) premises operation, completed operations, broad form contractual liability and product liability, (ii) comprehensive automobile, truck and vehicle liability insurance covering all owned, hired and non-owned vehicles used by the contractor(s) in connection with their work and any loading of such vehicles, with limits as stated above and (iii) workmen's compensation, employers liability and occupational disease insurance as required by statutes, but in any event not less than $500,000.00 for Coverage B covering all damages and injuries arising from each accident or occupational disease),
(b) All-Risk insurance (including flood and earthquake) covering the Demised Premises against loss or damage in an amount equal to the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by the holder of any fee mortgage covering the Demises Premises or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer, including boiler and machinery insurance, if applicable (c) rent insurance with broad form extended coverage endorsement in an amount equal to the Rent and all other charges payable by Tenant pursuant to this Lease for a period of one (1) year, with coverage to apply as respects Landlord and any

Mortgagee regardless of any rent abatement provisions elsewhere in this Lease, and (d) any other insurance required for compliance with the Insurance Requirements. Landlord may at any time and from time to time require that the limits for the comprehensive or commercial general liability insurance to be maintained by Tenant be increased to the limits that new Tenants in similar buildings are required by Landlord to maintain. The insurance carried pursuant to Section 13.01 (b) shall be carried in favor of Landlord and the holder of any fee mortgage on the Premises and the standard mortgagee clause shall be attached to the appropriate policies. Insurance carried pursuant to Section 13.01 (b) shall provide that the loss, if any, shall be adjusted with and payable to the party who will perform the work of restoration pursuant to Article 22 and such mortgagee as their interests may appear. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies upon execution hereof. Upon request of Landlord, Tenant shall furnish Landlord with copies of all such insurance policies. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility, having a Bests Key Rating Guide of not less than A, Class VII, licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days' (ten (10) days in the case of non-payment of premium) prior written notice of such cancellation. The certificates of insurance to be delivered to Landlord by Tenant shall be on an ACORD 27 form or its equivalent and shall name Landlord as an additional insured and, at Landlord's request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: "Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, are hereby named as additional insureds as their interests may appear (and if Landlord has so requested, Tenant shall include any Superior Lessors and Superior Mortgagees as additional insured(s). It is intended for this insurance to be primary and non-contributing." Tenant shall give Landlord at least thirty
(30) days' prior written notice that any such policy is being canceled or replaced. Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy of insurance carried and maintained by Tenant; provided, however, that (i) certificates of insurance (on ACORD 27 form or equivalent) are delivered to Landlord and that Landlord shall be named as an additional insured thereunder, as its interest may appear as more particularly required hereinabove, (ii) the coverage afforded Landlord shall not be reduced or diminished by reason of the use of such blanket policy of insurance, (iii) the requirements set forth herein are otherwise satisfied;
(iv) such blanket policy shall reference the Demised Premises and guarantee a minimum limit available for the Demised Premises equal to the insurance amounts required in this Lease; and (v) Tenant agrees to make available to Landlord, at all reasonable times, the original policies of insurance.

      13.02. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.02, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

      13.03. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees in connection with conduct or management of the Demised Premises or by reason of any claim referred to above, Tenant, upon notice from Landlord or such Superior Lessor, shall, at Tenant's cost and expense, resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

      13.04. Neither party shall be liable or responsible for, and each party hereby releases the other from, all liability and responsibility to any Person claiming by, through or under the other, by way of subrogation, for any injury, loss or damage to any property in or around the Demised Premises or to the other's business covered by insurance carried or required to be carried hereunder irrespective of the cause of such injury, loss or damage, and each party shall require its insurers to include in all of such party's insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

                       ARTICLE 14 - RULES AND REGULATIONS

      14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

                       ARTICLE 15 - ALTERATIONS AND SIGNS

      15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Landlord's consent shall not be required for any non-structural interior alteration of the Demised Premises which does not adversely affect the structure of the Building or functional utility of the Building for the Permitted Uses. Tenant agrees to give Landlord notice of any non-structural alteration costing more than Fifty Thousand Dollars ($50,000.00). Landlord agrees that it shall not unreasonably withhold or delay its consent to structural or non-structural alterations provided same do not adversely affect the structure of the Building or the functional utility of the Building for the Permitted Uses. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought. Notwithstanding anything contained to the contrary herein, if Landlord has not responded to Tenant's submission of plans and specifications within fifteen (15) Business Days after receipt thereof, Tenant's plans and specifications so submitted shall be deemed approved. At the time such consent is granted, Tenant shall agree (or if no consent is required, upon request of Landlord upon notification by Tenant of such alteration) to restore the Demised Premises on or before the Expiration Date to their condition as of the Commencement Date, reasonable wear and tear excepted and subject to Article 24. Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord actually incurred to third parties in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $100,000 (other than the initial Tenant's Work and exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable independent contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise.

      15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or
(b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) reasonably acceptable to Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon

Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

      15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord's written consent thereto. Landlord shall not unreasonably withhold or delay its consent to (i) a sign indicating Tenant's (or other identifying information) on the exterior of the Demised Premises, or (ii) directional signs indicating the location of Tenant's loading areas. In placing any sign on or about the Demised Premises, Tenant shall, at its expense, maintain such sign, repair any damage caused to the Building, comply with all applicable Legal Requirements, obtain all required permits and/or licenses and agree to remove said sign and repair all damage to the Building caused by such removal at or prior to the Expiration Date.

                  ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

      16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

      16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

      16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

                     ARTICLE 17 - REPAIRS AND MAINTENANCE

      17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall keep and maintain all interior and exterior portions of the Demised Premises including, without limitation, the roof, the roof deck, all Building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning ("HVAC") systems in a clean and orderly condition and in good order and repair. Tenant shall keep and maintain all floors, sidewalks, landscaping (including lawn areas), curbing, paving whether in driveways, parking areas or access easements. The phrase "keep and maintain" as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall maintain the exterior areas of the Demised Premises free of accumulation of snow, ice, dirt and rubbish. Tenant shall not permit or suffer any over-loading of the floors of the Building. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, including the Building and Land and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises,
(c) the moving of the Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Upon request by Landlord, Tenant shall furnish Landlord with true and complete copies of maintenance contracts and with copies of all invoices for work performed, confirming Tenant's compliance with its obligations under this Article. In the event Tenant fails to furnish such copies, Landlord shall have the right, at Tenant's cost and expense, to conduct such inspections or surveys as may be required to determine whether or not Tenant is in compliance with this Article and to have any work required of Tenant performed at Tenant's cost and expense. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) reasonably acceptable to Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may, at Landlord's option, be performed by Landlord at Tenant's expense. Landlord agrees to assign to Tenant the roof warranty, to the extent assignable. In the event that said roof warranty shall not be assignable, Landlord agrees that it shall, at the direction of Tenant and at no cost or expense to Landlord, enforce the same for the benefit of Tenant. In the event that any of Tenant's roof installations as part of Tenant's Work or otherwise, or Tenant's utilization, servicing or maintenance of any of such installations, shall result in any roof puncture or roof penetration which would violate the roof warranty or otherwise violate the roof warranty, Tenant shall be responsible, at its sole cost and expense, to keep and maintain the roof membrane, without benefit of such roof warranty.

      17.02. Except as otherwise provided in Section 17.01 above, Landlord shall be responsible for the structural integrity of the Building (excluding, roof and roof deck) and shall, at its cost and expense, make all repairs and replacements to the structural elements thereof. For the purposes hereof structural shall mean footings, foundations, structural steel, exterior walls, and load bearing members. Notwithstanding anything contained in the immediately preceding sentence to the contrary, Tenant shall be responsible for the ordinary day-to-day maintenance and repairs to the exterior walls, including, but not necessarily limited to, painting, sealing, and re-pointing.

      17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

      17.04. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 250 pounds per square foot, or lesser amount as may be applicable to any mezzanine area.

                          ARTICLE 18 - UTILITY CHARGES

      18.01. Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises as measured by meters relating to Tenant's use, and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant's consumption thereof. Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of the aforesaid, or any other utility service. Landlord shall not be responsible for any public or private telephone service to be installed in the space, particularly conduit if required.

      18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

                      ARTICLE 19 - ACCESS, CHANGES AND NAME

      19.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are (1) properly enclosed, (2) do not interfere with Tenant's use and occupancy of the Demised Premises, and (3) do not reduce the size of the useable area of the Demised Premises, except in a de minimis manner.

      19.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at all reasonable times upon reasonable prior notice to Tenant, which may be oral, from Landlord, except in the event of emergency (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of nine (9) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

      19.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

      19.04. [Intentionally Omitted].

      19.05. [Intentionally Omitted].

      19.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name and/or address of the Building at any time.

                  ARTICLE 20 - MECHANICS' LIENS AND OTHER LIENS

      20.01. Nothing contained in this Lease shall be construed to imply any consent of Landlord to subject Landlord's interest or estate to any liability under any mechanic's, construction or other lien law. If any lien or any Notice of Intention (to file a lien), Lis Pendens, or Notice of Unpaid Balance and Right to File Lien is filed against the Land, the Building, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                ARTICLE 21 - NON-LIABILITY AND INDEMNIFICATION

      21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory egligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

      21.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party.

                       ARTICLE 22 - DAMAGE OR DESTRUCTION

      22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

      22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises (to the extent of rent insurance proceeds received by Landlord from insurance maintained by Tenant), for the period from the date of the damage or destruction to the date the damage to the Demised Premises shall be substantially repaired provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

      22.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than thirty-five percent (35%) (or fifteen percent [15%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty and either the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty. Notwithstanding any of the foregoing to the contrary, if the Building shall be so damaged or destroyed by fire or other casualty so that it is rendered untenantable for Tenant's use and occupancy and its repair would take more than twelve (12) months from the date of the fire or other casualty to accomplish (the "Restoration Period"), as reasonably estimated by the Architect, (the "Architect's Determination"), then Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days of notice of the Architect's Determination. Landlord shall give Tenant written notice of the Architect's Determination within sixty (60) days of such damage or destruction.

      22.04. Tenant shall not be entitled to terminate this Lease, except as otherwise provided above, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Building pursuant to this Article
22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

      22.05. Notwithstanding any of the foregoing provisions of this Article 22, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Building by fire or other casualty, or (b) the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 22 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

      22.06. Landlord will not carry insurance of any kind on the Tenant's Property and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

      22.07. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

                           ARTICLE 23 - EMINENT DOMAIN

      23.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Building shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Building. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenants' property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

      23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that

Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                             ARTICLE 24 - SURRENDER

      24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's property therefrom except as otherwise expressly provided in this Lease.

      24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

      24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                      ARTICLE 25 - CONDITIONS OF LIMITATION

      25.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

      25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after written notice or invoice, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor or prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said twenty (20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or
(c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall vacate or abandon the Demised Premises, which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in
Article 27.

                        ARTICLE 26 - RE-ENTRY BY LANDLORD

      26.01. If Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after written notice or invoice, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

      26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 26, or in the event of the
termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                              ARTICLE 27 - DAMAGES

      27.01. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

            (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

            (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting; or

            (c) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date; provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Landlord have to account to Tenant for any rents in excess of the total damages recovered by Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (c) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof should be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Furthermore, Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law or applicable governmental or judicial authority, to require that Landlord mitigate damages sustained or to be sustained by Landlord hereunder as a result of a default by Tenant and/or any and all persons claiming through or under Tenant under this Lease. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord's part to mitigate such damages or relet the Demised Premises, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord's attorneys' fees incurred in connection therewith.

      27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01.

      27.03. In addition, if this Lease is terminated under the provisions of
Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

      27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid upon demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

                        ARTICLE 28 - AFFIRMATIVE WAIVERS

      28.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

      28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind, except compulsory counterclaims as permitted by applicable Court Rule, in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

                             ARTICLE 29 - NO WAIVERS

      29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                      ARTICLE 30 - CURING TENANT'S DEFAULTS

      30.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Bills for any expenses reasonably incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the rate of 4% percent per month or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills.

                               ARTICLE 31 - BROKER

      31.01. Landlord and Tenant each represents to the other that it dealt with no broker except the Broker in bringing about or consummating this Lease and that each respectively had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Landlord and Tenant agree to indemnify, defend and hold each other harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker and for enforcing this indemnity provision. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 32 - NOTICES

      32.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) as to Landlord, to the attention of General Counsel with a concurrent Notice to the attention of Controller, and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.

                       ARTICLE 33 - ESTOPPEL CERTIFICATES

      33.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                      ARTICLE 34 - [INTENTIONALLY OMITTED]

                        ARTICLE 35 - MEMORANDUM OF LEASE

      35.01. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

ARTICLE 36 - MISCELLANEOUS

      36.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

      36.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

      36.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

      36.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 36.04 shall not be construed as modifying the conditions of limitation contained in
Article 25.

      36.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any strikes, lockouts, civil commotions, warlike operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, inability to obtain labor or materials despite due diligence, acts of God, or other causes beyond the control of the party whose performance is required. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 36.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

      36.06. Any liability for payments hereunder (including, without limitation, Additional

Charges) shall survive the expiration of the Term or earlier termination of this Lease.

      36.07. If Tenant shall request Landlord's consent and Landlord shall fail to refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

      36.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

      36.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord.

      36.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

      36.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non coveniens. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Tenant specifically agrees to pay all of Landlord's costs, charges and expenses, including attorneys' fees, incurred in connection with any document review requested by Tenant and upon submission of bills therefor. In the event Landlord permits Tenant to examine Landlord's books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant's sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys' fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

      36.12. Within thirty (30) days after written request therefor from Landlord, but not more than once per year, Tenant shall furnish to Landlord a copy of its then current audited (if available) financial statement (which may be in the form of an annual report (10K), so long as Tenant shall be a publicly traded company) which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

      36.13. Upon written request therefor from Landlord, at least ninety (90) days prior to Tenant's termination of its lease, and any extensions thereof, Tenant agrees to seek a determination from the New Jersey Department of Environmental Protection and Energy ("NJDEP") in the form of a Letter of Non-applicability ("LNA"), that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), is inapplicable to the Tenant's cessation of operations and termination of its lease. Tenant represents, warrants, and covenants that any information contained in any application for an LNA submitted pursuant to this subsection will be true and complete. Tenant represents that the Standard Industrial Classification (SIC) number applicable to Tenant's operations would not subject this transaction to the requirements of ISRA.

      (ii) In the event that an LNA is denied by NJDEP, notice of such denial will be given to Landlord within two (2) business days of Tenant's receipt of NJDEP's denial of the LNA. Tenant shall satisfy its obligations under ISRA prior to its lease termination date: (1) by securing an approval of the Tenant's Negative Declaration; or (2) by securing an approval of the Tenant's Remedial Action Workplan, and completing the implementation of such Plan, and obtaining from NJDEP a "No Further Action" letter. Tenant shall bear sole responsibility for any investigation and cleanup costs, fees, penalties, or damages associated with ISRA compliance. In the event that Tenant is unable to complete the its ISRA compliance obligations by the date of its lease termination, Landlord shall continue to provide Tenant with reasonable access to the Demised Premises, provided that any work undertaken by Tenant shall be performed in such a manner as to minimize interference with Landlord's or any other tenant's use of the Demised Premises. However, Landlord reserves its rights to deem Tenant a holdover tenant in the event that Tenant's ISRA compliance unreasonably restricts the Landlord's use of the Demised Premises.

      (iii) Tenant shall provide Landlord with copies of all correspondence, documents and reports, including sampling results submitted to or received from any governmental agency or third party in connection with Tenant's compliance with ISRA.

      (iv) Notwithstanding any of the foregoing to the contrary, in no event shall Tenant be responsible for any compliance or any costs or expenses of any required cleanup or clean-up plan where the spills or discharges which create the need for such compliance, cleanup or plan occurred prior to the Commencement Date unless such spill or discharge is caused by Tenant's acts or action or those of its contractors, agents or employees.

      (v) Notwithstanding any provision to the contrary contained in this Lease, Landlord shall be responsible for the cleanup of any environmental condition or any violation of environmental law at the Building or the Land existing prior to the Commencement Date which is required to be cleaned up or remediated in accordance with applicable environmental law (except to the extent caused or suffered by Tenant, its agents, contractors or employees in the event Tenant is permitted to occupy the Demised Premises prior to the Commencement Date). Landlord agrees to and shall indemnify, defend and hold Tenant harmless from and against any and all costs incurred with respect to the cleanup or remediation of any environmental condition existing at the Building or the Land prior to the Commencement Date (except to the extent caused or suffered by Tenant, its agents, contractors or employees in the event Tenant is permitted to occupy the Demised Premises prior to the Commencement Date), which is required to be cleaned up or remediated in accordance with applicable environmental law (including without limitation, reasonable consultants fees and reasonable attorney fees arising by reason of any of the foregoing or a successful action to enforce the provisions of this indemnity) arising from any non-compliance with environmental law at or from the Building or the Land, any of which is Landlord's responsibility under this Paragraph 36.13(v). None of Landlords representations or covenants herein shall be construed as creating any third party beneficiaries or obligating Landlord to any third parties. Notwithstanding anything to the contrary stated hereinabove, the indemnifications, contained in this Paragraph 36.13(v) shall not include any special or consequential damages incurred by Tenant. The indemnifications contained in this Paragraph 36.13(v) shall survive any expiration or termination of the Term, but shall terminate three (3) years after any such expiration or termination except with respect to any specific claims which have been given in writing by Tenant to Landlord prior to the expiration of said three year period.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                                      ("Landlord")
                              HARTZ MOUNTAIN ASSOCIATES
                              BY: HARTZ MOUNTAIN INDUSTRIES, INC.


                                    By:   /s/Irwin A. Horowitz
                                    Name: Irwin A. Horowitz
                                    Executive Vice President
[Corporate Seal]

                                                      ("Tenant")
                              THE CHILDREN'S PLACES RETAIL STORES, INC.


                              By: /s/ Stanley Silver

                              Name:    Stanley Silver
[Corporate Seal]              Title: President, COO

RIDER TO LEASE DATED JUNE , 1998, BETWEEN HARTZ MOUNTAIN ASSOCIATES, AS LANDLORD AND THE CHILDREN'S PLACE RETAIL STORES, INC., AS TENANT
------------------------------------------------------------------------------

      R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

      R2. Provided Tenant is in not in default under this Lease beyond any applicable notice and/or cure periods, if any, and provided Tenant has not assigned (other than to a permitted assignee under Section R6) this Lease or sublet all or any portion of the Demised Premises and is itself (or its permitted assignee as contemplated in Section R6) in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the option rights contained herein are personal to the original named Tenant (or its permitted assignee as contemplated in Section R6), Tenant shall have two (2) options to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for two extended period of three (3) years (each herein referred to as an "Extended Period", the first of which referred to as the "First Extended Period" and the second referred to as the "Second Extended Period" respectively), upon the following terms and conditions:

      1. If Tenant elects to exercise any one or both of said options, it shall do so by giving notice of such election to Landlord on or before the date which is nine (9) months before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of each such option.

      2. If Tenant elects to exercise any one or both of said options, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of any such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

      3. Each Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Second Extended Period and, provided further, that in the Extended Period(s) the Fixed Rent shall be as follows:

            (a) The Fixed Rent during the First Extended Period shall be at the rate of Six and 25/100 Dollars ($6.25) per square foot of Floor Space per annum.

            (b) The Fixed Rent during the Second Extended Period shall be at ninety-five percent (95%) of Fair Market Value ("FMV"). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV within thirty (30) days of Tenant's exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within forty-five (45) days of Tenant's exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within thirty (30) days of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

      Anything to the contrary contained herein notwithstanding, the Fixed Rent for each Extended Period shall not be less than the Fixed Rent for the period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

      4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period(s) not yet exercised.

      5. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant's election to exercise any option to extend the Term, to reject Tenant's election if Tenant gave such notice while Tenant was in default beyond any applicable notice and/or cure periods, if any, in the performance of any of its obligations under the Lease, and such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect.

      6. The options provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

      R3. Landlord agrees that it shall contribute up to the sum of Three Hundred Seventy Thousand ($370,000.00) Dollars (Landlord's Contribution) towards the cost of Tenant's construction of offices in a portion of the Demises Premises as part of Tenant's Work, on the terms set forth below:

      (A) Landlord shall not be required to make Landlord's Contribution unless this Lease is in full force and effect and Tenant is not in default hereunder and the Demised Premises are free of all liens, claims or encumbrances attributable to Tenant.

      (B) Landlord's Contribution shall only be used for alterations, improvements, fixtures and equipment installed as part of Tenant's office build-out which become part of or attached or affixed to the realty, including heating, ventilating and air conditioning systems, walls, floors and ceiling, but excluding trade fixtures, furniture and furnishings or other personal property.

      (C) Landlord's Contribution shall be paid upon the last to occur of (i) the opening for business by Tenant in the Demised Premises, (ii) completion of Tenant's Work, and (iii) satisfaction of and compliance with the conditions set forth in subparagraphs (A), (B), (D) and (E) of this Paragraph R3 (the Landlord Contribution Date). Landlord shall pay such Landlord's Contribution to Tenant not later than fifteen (15) days following the Landlord Contribution Date. In the event that Landlord shall fail to pay the Landlord Contribution by the end of such fifteen

 (15) day period, Tenant shall be entitled to receive, in addition to the Landlord's Contribution, interest thereon retroactive to the Landlord Contribution Date at the Late Payment Rate. Nothing contained in this Section R3(C) shall be construed to allow or permit Tenant to deduct or offset or reduce any amounts due against any Rent due Landlord under this Lease.

      (D) Prior to and as a condition precedent to Landlord's obligation to make such payment, Tenant shall deliver to Landlord:

            (i) an affidavit of the principal officer of Tenant stating that all material and all property constituting Tenant's Work and all of Tenant's personal property are free and clear of all encumbrances, license or charges irrespective of whether or not said liens have been filed or otherwise place in public record;

            (ii) an affidavit sworn to by Tenant's contractor(s) to the effect that it has been paid all sums due to it and all subcontractors, materialmen and suppliers and all costs of labor, including payroll taxes and charges, have been paid; said affidavit shall contain the names of all subcontractors and be accompanied by copies of all requisitions;

            (iii) lien waivers executed by Tenant's contractor(s), such lien waivers to be accompanied by affidavits of Tenant and its contractor(s) setting forth the names of all such subcontractors, materialmen and suppliers; the foregoing may be incorporated as part of item (ii);

            (iv) a permanent certificate of occupancy and fire underwriters certificate for the Demised Premises and such other approvals of Tenant's Work or which may be necessary for the conduct of Tenant's business as may be required of any governmental authority;

            (v) an affidavit from the architect having supervision over Tenant's Work, to the effect that Tenant's Work has been completed in material compliance with the plans and specifications approved by Landlord and in compliance with all governmental requirements.

      (E) Tenant shall not mortgage, pledge, assign or hypothecate this Lease or Tenant's right to receive Landlord's Contribution.

      R4. Landlord represents that the Demised Premises are located within Light Industrial Zone A pursuant to the regulations of the Hackensack Meadowlands Development Commission and that the use of the Demised Premises for the Permitted Use is authorized therein.

      R5. Provided Tenant is not in default beyond any applicable notice and/or cure periods, if any, of any of its obligations under this Lease, and provided Tenant is itself in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Landlord will provide Tenant with a revocable license to utilize, subject to the terms and conditions of this Lease, a parking area in a location or locations in North Bergen to be designated by Landlord from time to time to park up to twenty five
(25) of Tenant's trailers in the aggregate. Tenant's utilization of such licensed area(s) shall be subject to applicable Legal Requirements and shall be at Tenant's sole risk without cost or expense to Landlord. Landlord reserves the right, upon notice to Tenant, to change the location of such license from time to time. Tenant shall enter into such further documentation or license arrangements, if any, as Landlord may reasonably request in connection therewith to facilitate such license.

R6. Notwithstanding anything to the contrary set forth in Article 11 hereof:

      (a) Tenant may assign this Lease to the parent corporation or to any wholly-owned subsidiary corporation of Tenant without obtaining the prior written consent of Landlord, provided that the following conditions are met:

            (i) Any such assignee shall remain the parent of Tenant, or a wholly-owned subsidiary corporation of Tenant, as the case may be;

            (ii) The net worth of the assignee shall be not less than the greater of (1) Tenant's net worth at the time of execution of this Lease, or (2) Tenant's net worth at the time of the assignment;

            (iii) Tenant shall have given Landlord thirty (30) days prior written notice of such assignment, which notice contains all information and documentation Landlord reasonably requires to satisfy itself as to the conditions contained in the Section R6(a);

            (iv) Tenant shall not then be in default beyond any applicable notice and /or cure period, if any, under this Lease;

            (v) Tenant and its assignee furnishes Landlord not less than thirty
(30) days prior to the effective date of said assignment a written instrument in form and substance satisfactory to Landlord agreeing to assume and be bound by all the conditions, obligations and agreements contained in this Lease.

Notwithstanding any such assignment, Tenant shall remain fully and primarily liable for the performance of all conditions, obligations and agreements of Tenant under this Lease.

      (b) Tenant may without Landlord's prior written consent, assign this Lease to an entity which is buying all or substantially all, of the assets of Tenant, or with which Tenant is merging or consolidating, provided the following conditions are met:

            (i) The net worth of the assignee shall be not less than the greater of (1) Tenant's net worth at the time of execution of this Lease, or (2) Tenant's net worth at the time of the assignment;

            (ii) The assignee is taking an assignment of all or substantially all of the retail stores of Tenant, and of Tenant's parent, subsidiaries and affiliates;

            (iii) The assignee, in Landlord's reasonable judgment, has sufficient past retail experience, there shall be no material change in Tenant's management on account of the transaction, and the assignment, in Landlord's reasonable judgment, will not result in a decrease in the quality of Tenant's business operations;

            (iv) Tenant shall have given Landlord thirty (30) days' prior written notice of such assignment, which notice contains all information and documentation Landlord reasonably requires to satisfy itself as to the conditions contained in the Section R6(b);

            (v) Tenant shall not then be in default beyond any applicable notice and /or cure period, if any, under this Lease;

            (vi) Tenant and its assignee furnishes Landlord not less than thirty
(30) days prior to the effective date of said assignment a written instrument in form and substance satisfactory to Landlord agreeing to assume and be bound by all the conditions, obligations and agreements contained in this Lease.

Notwithstanding any such assignment, Tenant shall remain fully and primarily liable for the performance of all conditions, obligations and agreements of Tenant under this Lease.

      R7. Subject to all Legal Requirements, provided Tenant is not in default hereunder beyond any applicable notice and/or cure periods, Landlord shall, at Tenant's sole cost and expense (as an Additional Charge hereunder) and upon approval by Tenant of such costs and expenses, maximize the area on the Land surrounding the Building to provide Tenant with additional parking spaces (over and above the number described in Exhibit C) for automobiles and other vehicles on the Land by (i) paving and restriping portions of the grassy areas to the side of the loading area around the Building; (ii) paving over and striping that portion of unused railroad siding located on the Land behind the Building; and
(iii) performing any other work necessary to maximize parking spaces available for Tenant's use without permanently closing the loading docks.

      R8. Tenant shall have the right, at its sole cost and expense, to relocate the existing mezzanine HVAC units to the roof.

                              HARTZ MOUNTAIN ASSOCIATES
                              BY: HARTZ MOUNTAIN INDUSTRIES, INC.
                              (Landlord)

                              By: /s/ Irwin Horiwitz
                                  ---------------------------------------
                                  Irwin A. Horowitz
                                  Executive Vice President


                              THE CHILDREN'S PLACE RETAIL STORES, INC.,
                              (Tenant)

                              By: /s/ Stanley Silver

                         Exhibit A - Description of Land

                         JOHN ZANETAKOS ASSOCIATES, INC.

Deed Description of a parcel of land situated at the easterly quadrant of the intersection of Secaucus Road and Hartz Way in the Town of Secaucus, Hudson County, New Jersey.

Beginning at a point on the southeasternly side of Hartz Way (80' wide), said point being N 21 42' 38" E 40.00 feet from the point of intersection of the southeasterly side of Hartz Way (80' wide), the northeasterly side of Secaucus Road (60' wide) extended and running; thence

1)    N 21 42' 38" E 571.00 feet along the southeasterly side of Hartz Way (80'
      wide) to a point; thence
2)    S 68 17' 22" E 620.42 feet to a point; thence
3) S 21 42' 38" W 611.00 feet along the Conrail right-of-way to a point on the northeasterly side of Secaucus Road (60' wide); thence
4) N 68 17' 22" W 580.42 feet along the northeasterly side of Secaucus Road (60' wide) to a point of curvature; thence
5) Along a curve to the right, having a radius of 40.00 feet, an arc length of 62.83 feet to a point of tangency and point of beginning.

Containing 8.695 Acres.

Being known as Lot 1 in Block 53 on the Town of Secaucus Tax Maps.

Subject to all easements, rights-of-ways and agreements of record.

Deed Description refers to map entitled, "Map of Property of Lot 1 in Block 53 for Hartz Mountain Industries, Inc.", prepared by John Zanetakos Associates, Inc., dated May 20, 1994.

                            Exhibit B - Site Plan

Architect's Map of Demised Promises

                           Exhibit C - Landlord's Work

Landlord shall perform the following items as Landlord's Work in connection with Tenant's initial occupancy of the Demised Premises:

1. Provide new built up roof on the Building with an installation contractor's or manufacturer's warranty of ten (10) years;

2. Replace existing office rooftop HVAC units with comparable units (85 tons);

3. Demolish existing offices and remove all debris, including (i) removal of duct work, ceiling, wires and floor tiles; and (ii) removal of battery charging station.

4. Dismantle and remove existing non-structural mezzanine in warehouse and remove all debris (it being understood that the built in concrete structural mezzanine and mezzanine components shall remain); remove bolts from removal/demolition of mezzanine and patch floor where bolts removed.

5. Re-coat, patch and repair, where necessary, all existing asphalt areas on the Land;

6. Stripe parking lots with not less than one hundred eighty (186) parking spaces; and

7. Provide all mechanical, including mezzanine HVAC units, and electrical systems in good working order.

8. Install such exterior ramps, railings, pedestrian entranceway and other modifications as are necessary to ensure exterior compliance with the Americans with Disabilities Act.

9. Fill-in with suitable sealant warehouse floor settlement cracks which have spalled to width of inch or more.

                        Exhibit D - Rules and Regulations

      1. The rights of each tenant in the entrances and corridors servicing the Building are limited to ingress and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances or corridors. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems for the benefit of the tenants generally.

      2. No awnings or other projections (other than canopies over the loading docks) shall be attached to the outside walls of the Building.

      3. Subject to Article 15 of the Lease, no lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.

      4.    [Intentionally Omitted].

      5. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

       6. Linoleum, tile or other floor covering shall be laid in tenant's premises only in a manner first approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

       7. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant of the Building.

      8. No noise, including, but not limited to, music or the playing of musical instruments, recording, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

      9. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance, in inviolation of applicable law.

      10. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.

      11. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

      12. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

      13. No premises of any tenant shall be used for lodging or sleeping or for any illegal purpose.

      14. Canvassing, soliciting and pedding in the Building are prohibited and each tenant shall cooperate to prevent the same.

      15. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's Lease.

      16. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.

      17. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse shall be emptied, cared for and cleaned by and at the expense of such tenant.

      18. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

                          Exhibit E - Letter of Credit

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

We have issued on your behalf standby letter of credit number S750559 in the amount of USD 535,000.00 in favor of: Hartz Mountain Industries Inc.

A copy of the above letter of credit is attached for your records.

Sincerely,
Letters of Credit
Norwest Bank Minnesota, National Association

To:
       Hartz Mountain Industries Inc. Secaucus,  NJ
       400 Plaza Drive

       Account Party:
       The Children's Place Retail
       1 Dodge Drive
       West Caldwell,  NJ  07006

Norwest Corporation has issued their irrevocable standby letter of credit which we hereby confirm under our irrevocable standby letter of credit number S750559 in the amount of 535,000.00 USD (Five Hundred Thirty Five Thousand and 00/100 U.S. Dollars)

In Favor of yourselves

Expires March 01, 2004 at our counters

Available against drafts drawn at sight on Norwest Bank Minnesota, National Association, Minneapolis, Minnesota Bearing the Clause: "drawn under standby letter of credit number S750559 of Norwest Bank Minnesota, National Association" accompanied by the following documents:

Beneficiary's signed statement reading: "Fifteen days written notice of intent to drawdown was sent to the Children's Place Retail Stores Inc. by certified mail attention: Seth Udasin--Vice President of Finance."

Payment will be made at the counters of Norwest Bank Minnesota, National Association.

This credit is subject to the uniform customs and practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

Unless otherwise stated, all documents are to be forwarded to us by mail, or hand delivered to our counters.

Documents to be directed to: Norwest Bank Minnesota, National Association, 109 South 7th St., Minneapolis, Minnesota 55479-0093, Attn: International Product Services Division, Letters of Credit.

Cancellation of letter of credit prior to expiration: This letter of credit (and amendments, if any) must be returned to us for cancellation with a statement purportedly signed by the beneficiary stating that the letter of credit is no longer required and is being returned to the issued bank for cancellation.

We hereby engage with beneficiary that documents drawn in accordance with this letter of credit will duly honored upon presentation.

Norwest Bank Minnesota, National Association


/s/ Bernadette Ronnj                            /s/ S. Brose
--------------------------------                --------------------------------
      AUTHORIZED SIGNATURE                           AUTHORIZED SIGNATURE


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